Exhibit 2

                            STOCK PURCHASE AGREEMENT
                            ----- -------- ---------


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of the 29th day of January, 1999, by and among CHANCELLOR ASSET MANAGEMENT, INC., a Delaware corporation (the "Buyer"), M. REA BROOKINGS of the State of Georgia ("Brookings"), and DAVID F. HERRING of the State of Georgia ("Herring," and collectively with Brookings, the "Sellers").

                              W I T N E S S E T H:

     WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of the capital stock (collectively, the "Shares") of M.R.B., Inc., a Georgia corporation d/b/a "Tomahawk Truck Sales" ("MRB"), Tomahawk Truck & Trailer Sales, Inc., a Florida corporation ("Tomahawk Florida"), Tomahawk Truck & Trailer Sales of Virginia, Inc., a Virginia corporation ("Tomahawk Virginia"), and Tomahawk Truck & Trailer Sales of Missouri, Inc., a Missouri corporation ("Tomahawk Missouri") (each, a "Company" and collectively, the "Companies"); and

     WHEREAS, the Sellers desire to sell the Shares to the Buyer, and the Buyer desires to purchase the Shares from the Sellers, upon the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

     1.  PURCHASE  AND  SALE  OF  SHARES.

     1.1.  Purchase  and Sale.  Subject to the terms and conditions set forth in
           --------  --- ----
this Agreement, the Sellers agree to sell to the Buyer, and the Buyer agrees to purchase from the Sellers, at the Closing (as defined in Section 2 hereof), all of the Shares, in exchange for the payment of the Purchase Price (as defined in Section 1.2 hereof).

     1.2.  Purchase Price.  The Buyer shall pay and cause to be delivered to the

Sellers, as the aggregate purchase price for the Shares (the "Purchase Price"), the following: (a) 4,500,000 shares (the "Closing Shares") of the common stock, $.01 par value per share (the "Common Stock"), of Chancellor Corporation, a Massachusetts corporation and corporate parent of the Buyer ("Chancellor"); (b) the Earn Out Payments, if any, payable pursuant to Section 3 hereof; (c) the payments to be made to the Sellers pursuant to Section 4.4 hereof; and (d) the Contingent Shares, as defined in, and deliverable to the Seller pursuant to the terms of, Section 4.5 hereof. Each Seller shall receive one-half (1/2) of the Closing Shares and, if applicable, the Contingent Shares. The Closing Shares and the Contingent Shares are sometimes hereinafter collectively referred to as the "Chancellor Shares."

     2.  CLOSING.

     2.1.  Time  and  Place.  The closing of the sale and purchase of the Shares
           ----  ---  -----
(the "Closing") shall be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, at 10:00 a.m. on January 29, 1999. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".

     2.2.  Transactions  at  Closing.  At  the Closing, in addition to any other
           ------------  --  -------
instruments  or  documents  referred  to  herein:

     (a) The Sellers shall deliver to the Buyer, free and clear of any lien, claim or encumbrance, certificates representing the Shares, duly endorsed in blank or with duly executed stock powers attached.

     (b) Each Seller shall execute and deliver to the Buyer a Seller Closing Note (as defined in Section 4.2 hereof).

     (c) Each Seller shall execute and deliver to the Buyer a Pledge Agreement (as defined in Section 4.2 hereof), together with the certificate Representing the Pledged Shares (as defined in Section 4.2 hereof), with duly Executed stock powers attached thereto.

     (d) The Buyer shall deliver to each Seller, free and clear of any lien, claim or encumbrance, certificates representing such Seller's Closing Shares, a portion of which shall be delivered by each Seller to the Buyer as "Pledged Shares" pursuant to Section 2.2(c) hereof.

     (e) The Buyer shall cause to be repaid to each Seller in immediately available funds $25,000 of such Seller's Existing Loan (as defined in Section
4.1  hereof).

     (f) Brookings and MRB shall execute and deliver an employment agreement in the form of Exhibit A-1 hereto (the "Brookings Employment Agreement").
                   -------  ---

     (g) Herring and MRB shall execute and deliver an employment agreement in the form of Exhibit A-2 hereto (the "Herring Employment Agreement"; and
                   -------  ---
together  with the Brookings Employment Agreement, the "Employment Agreements").

     (h) The Sellers and the Buyer shall execute and deliver the Lease ( as defined in Section 4.6 hereof).

     (i) The Sellers and the Buyer shall execute and deliver such other instruments, agreements and documents as any of the parties or their respective legal counsel may reasonably request in order to effectuate the terms and conditions contained in this Agreement.

     3.     EARN  OUT.

     (a) The Sellers shall be entitled to receive, as additional purchase price for the Shares (and irrespective of whether a Seller remains employed with any of the Companies), a payment (each, an "Earn-Out Payment") with respect to each of the four (4) quarters (each, an "Earn-Out Quarter") in the six (6) full consecutive fiscal years of the Companies, beginning with the fiscal year ended on December 31, 1999 and ending with the fiscal year ended on December 31, 2004, determined as hereinafter provided (each such fiscal year being referred to herein as an "Earn-Out Year"). With respect to each Earn-Out Quarter, an Earn-Out Payment shall be payable to each Seller in an amount equal to seven and one-half percent (7.5%) of the Adjusted Pre-Tax Earnings (as defined in Section 11 hereof) during each such Earn-Out Quarter. Each Earn-Out Payment, if any, due to the Sellers shall be paid by the Buyer within ninety (90) days after the end of the applicable Earn-Out Quarter in respect of which it has been achieved.

     (b) All determinations of the Adjusted Pre-Tax Earnings during each Earn-Out Quarter, and the amount of the Earn-Out Payout, if any, due to each Seller in respect thereof (each, a "Determination"), shall initially be made by the Buyer in good faith from the combined unaudited, internally prepared financial statements for the Companies for each such Earn-Out Quarter, and shall be made within twenty (20) days after the end of such Earn-Out Quarter. Upon each Determination, the Buyer shall immediately thereafter (but in any event within five (5) days) furnish to the Sellers written notice of such Determination, together with a copy of the applicable financial statements for such Earn-Out Quarter.

     (c) Following the end of each Earn-Out Year, the Buyer shall instruct its then certified public accounting firm (the "Buyer's Accountants") to prepare, as part of the Buyer's Accountant's audit of the Companies for such Earn-Out Year, a determination of the Adjusted Pre-Tax Earnings during each Earn-Out Quarter in such Earn-Out Year, and a determination of the Earn-Out Payments, if any, due and owing to the Sellers in respect thereof. In connection with such process, the Buyer's Accountants shall determine whether the amount of the Earn-Out Payments, if any, paid by the Buyer to the Sellers in respect of each such Earn-Out Quarter, was correct, and if not, shall calculate the net amount that the Buyer or the Sellers, as the case may be, owe the other(s) on account thereof (any such net amount being referred to herein as an "Earn-Out Adjustment). As soon as practicable after the Buyer's Accountants have determined the Earn-Out Adjustment, if any, as aforesaid, they shall furnish a copy of their calculation, together with such reasonably supporting information and worksheets, to the Buyer and the Sellers (herein, an "Earn-Out Adjustment Determination"). Within twenty (20) days after the Sellers' receipt of an Earn-Out Adjustment Determination (a "Determination Review Period"), each Seller shall notify the Buyer in writing as to whether such Seller accepts the Earn-Out Adjustment Determination. If any Seller does not object to the Earn-Out Adjustment Determination within the Determination Review Period, then the Earn-Out Adjustment Determination shall be final and binding upon the Buyer and such Seller. If, however, a Seller objects to the Earn-Out Adjustment Determination within the Determination Review Period, then the Buyer and such Seller shall promptly meet and use their best efforts in good faith to resolve the dispute. If, after ten (10) days, the parties are unable to resolve the dispute, then the matter shall be submitted to Tofias, Fleischman Shapiro & Co., P.C. of Boston, Massachusetts (who shall have no prior or existing relationship with Chancellor or any of its Affiliates (as defined in Section 11 hereof), including the Buyer, or the Sellers) for resolution, whose determination shall be made within forty-five (45) days and shall be final and binding upon the parties, and whose fees shall be borne by the party against whom the matter is resolved.

     (d)     All  Earn-Out Payments, if any, shall be payable in cash; provided,
                                                                       ---------
however,  that  after  consummation  of  the Buyer IPO (as defined in Section 11
-------
hereof), at the election of the Buyer, the Buyer may offer both of the Sellers the option of receiving

Earn-Out Payments in cash or shares of the Buyer's common stock, $.01 par value per share (the "Buyer Common Stock"), or MRB common stock, $1.00 par value per share (the "MRB Common Stock"), as the case may be; provided, further, that if
                                                      ---------
the Buyer offers the Sellers such an option, the Sellers shall be entitled separately to elect to receive their Earn-Out Payments in cash or shares of Buyer Common Stock or MRB Common Stock, as the case may be. If a Seller so elects to receive an Earn-Out Payment in shares of Buyer Common Stock or MRB
Common Stock, as the case may be, such Seller shall be entitled to receive a number of shares of Buyer Common Stock or MRB Common Stock, as the case may, be equal to the Earn-Out Payment divided by the average share price of the Buyer Common Stock or MRB Common Stock, as the case may be, for the twenty (20) trading days immediately prior to the end of the particular Earn-Out Quarter in respect of which the Earn-Out Payment is due.

     4.  ANCILLARY  MATTERS.

     4.1.     Repayment  of  Loans  from Sellers.  At and after the Closing, the
              ----------------------------------
Buyer shall cause the Companies to remit to each Seller $150,000 in the aggregate in immediately available funds in repayment of existing loans made by the Sellers to the Companies (as to each Seller, such Seller's "Existing Loan"), payable to each Seller in accordance with the following schedule:

      Date          Amount
-----------------  --------
  Closing Date     $ 25,000
  July 1, 1999     $ 25,000
  January 2, 2000  $ 25,000
  July 1, 2000     $ 25,000
  January 2, 2001  $ 25,000
  July 1, 2001     $ 25,000
                   --------
         Total:    $150,000

     4.2.     Loans to Sellers at Closing.  At the Closing, the Buyer shall loan
              ---------------------------
to each Seller the sum of $150,000 (collectively, the "Seller Closing Loans"), which Seller Closing Loans shall be made by the Buyer from the proceeds of the Capital Contribution (as defined in Section 8.12 hereof), and shall be repaid by each Seller to the Buyer pursuant to the terms of a five (5) year promissory note from each Seller in the original principal amount of $150,000 in the form of Exhibit B hereto (as to each Seller, such Seller's "Seller Closing Note").
    ----------
The obligations of each Seller to pay such Seller's Seller Closing Note shall be secured by a pledge by each Seller to the Buyer of such number of the Closing Shares determined by dividing (a) 150,000, by (b) the closing price of the
Common Stock on the day immediately preceding the Closing Date (as to each Seller, such Seller's "Pledged Shares," which term will also include the Closing Shares pledged to the Buyer pursuant to Section 4.6 hereof), pursuant to the terms of a pledge agreement between such Seller and the Buyer in the form of Exhibit C hereto (as to each Seller, such Seller's "Pledge Agreement").
----------

     4.3.  Chancellor  Employee  Options.  At  the  Closing,  Chancellor  shall
           -----------------------------
reserve in the aggregate 500,000 shares of Common Stock for issuance upon the exercise of options granted to key management and personnel of the Companies (as recommended by the Sellers in their reasonable judgment as hereinbelow provided) pursuant to the Chancellor Corporation 1997 Stock Option Plan (the "Chancellor Employee Options"). The Chancellor Employee Options shall be granted by the Compensation Committee of the Chancellor Board of Directors (the "Compensation Committee"), on or prior to the fifth anniversary of the Closing, pursuant to the terms of the Chancellor Corporation 1997 Stock Option Plan; provided, that
                                                                  --------
in no event shall the Compensation Committee grant less than 100,000 shares of Common Stock to key management and personnel of the Companies (as recommended by the Sellers in their reasonable judgment as hereinbelow provided) during each fiscal year, commencing with the 1999 fiscal year ending on December 31, 1999. The Sellers shall be entitled to provide recommendations to the Compensation Committee with respect to the grantee, number of shares issuable upon exercise and vesting schedule of the Chancellor Employee Options, which recommendations are set forth on Schedule 4.3 hereto, which the Compensation Committee shall be
                  -------- ---
required  in  good faith to consider adopting; provided, however, that all final
                                               --------  -------
decisions with respect to the Chancellor Employee Options, and the terms and conditions thereof, shall be determined by the Compensation Committee.

     4.4.     Reimbursement  for 1998 S Corp. Tax Liability.  On April 15, 1999,
              -------------  --- ---- - ----  --- ---------
the Buyer shall reimburse the Sellers the amount by which the aggregate 1998 federal and state income tax liability incurred by the Sellers on account of the Companies having elected S corp. status under Section 1362 of the Internal Revenue Code of 1986, as amended (the "1998 Tax Liability") exceeds the aggregate amount of $200,000, up to a maximum aggregate reimbursement amount of $100,000. In the event that the 1998 Tax Liability is less than $200,000 (such shortfall being referred to herein as the "1998 Tax Liability Shortfall"), the amount of the 1998 Tax Liability Shortfall shall be reimbursed by the Sellers to the Buyer within five (5) days after such 1998 Tax Liability Shortfall has been determined.

     4.5.     Loans to Sellers Post-Closing.  On April 15, 1999, the Buyer shall
              ----- -- ------- ------------
loan to each Seller the sum of $100,000 (collectively, the "Seller Post-Closing Loans"), which Seller Post-Closing Loans shall be repaid by each Seller to the Buyer pursuant to the terms of a five (5) year promissory note from each Seller in the original principal amount of $100,000 in the form of Exhibit D hereto (as
                                                            ------- -
to each Seller, such Seller's "Seller Post-Closing Note"). The obligations of each Seller to pay such Seller's Seller Post-Closing Note shall be secured by a pledge by each Seller to the Buyer of such number of Closing Shares determined by dividing (a) 100,000, by (b) the closing price of the Common Stock on the day immediately preceding the Closing Date (as to each Seller, such Closing Shares so pledged shall be included in such Seller's "Pledged Shares"), pursuant to such Seller's Pledge Agreement.

     4.6.     Real  Estate.  The  Sellers  own  the  approximately  six (6) acre
              ----  ------
parcel of land and improvements thereon located at 4382 S. Moreland Avenue (Highway 42), Conley, Georgia, on which MRB's business and operations are conducted, as more particularly described on Exhibit E hereto (the "Conley Real
                                              ------- -
Estate"). At the Closing, the Sellers and the Buyer shall enter into a lease for the Conley Real Estate in the form of Exhibit F hereto (the "Lease"), but
                                             ------- - ------
specifically providing for the following: a five (5) year term with a five (5) year option term; (b) rent at the rate of $8,500 per month for the initial five
(5) year term, and rent at the rate of $10,000 for the five (5) year option term; and an option (the "Option") in favor of the Buyer to purchase the Conley Real Estate, exercisable by the Buyer for a period of six (6) months after the Closing (the "Option Period"), for a purchase price equal to the sum of (i) $300,000, plus (ii) the total of the three (3) existing mortgage loans secured by the Conley Real Estate, but which mortgage loans shall not exceed $650,000 in the aggregate. In the event that the Buyer exercises the Option, the Buyer and the Sellers shall enter into a real estate purchase and sale agreement containing mutually agreeable terms and conditions (subject to the purchase price being as hereinabove provided, the closing date being within sixty (60) days following the date on which the Option was exercised by the Buyer, and title being satisfactory to the Buyer in its sole discretion), with usual and customary closing conditions. In the event, however, that the Buyer does not exercise the Option, and/or does not consummate the purchase of the Conley Real Estate after exercising the Option for reasons other than any breach or failure to satisfy one or more closing conditions by the Sellers, then the Buyer shall cause to be delivered to each Seller 250,000 additional shares of Common Stock (collectively, the "Contingent Shares"), which Contingent Shares shall be delivered to the Sellers, if due, within thirty (30) days after the expiration of the Option Period, or within thirty (30) days after the failure of the Buyer to consummate the purchase of the Conley Real Estate within the required time period after the Buyer has exercised the Option, as the case may be.

     4.7.  Release of Personal Guaranties of Sellers.  Prior to the Closing, and
           ------- -- -------- ---------- -- -------
if not satisfied prior to the Closing, then thereafter, the Buyer shall use its best efforts to cause the Sellers to be released from any personal guaranties
(the "Seller Guaranties") which the Sellers (or either of them) have executed with respect to Indebtedness (as defined in Section 11 hereof) of the Companies. In connection therewith, the Buyer shall indemnify and hold harmless the Sellers from and against any Losses (as defined in Section 12.1 hereof) suffered by any Seller under or in respect of any one or more of the Seller Guaranties (including, without limitation, the Seller Guaranties of Indebtedness to Associates Commercial Corporation or any Affiliates thereof) in the event that the Buyer is unable to cause the Sellers to be released therefrom as aforesaid.

     4.8.     Conversion  of  Chancellor Shares.  At any time upon not less than
              ----------  --  ---------- ------
thirty (30) days prior notice to the Buyer, each Seller shall have the right to convert all, but not less than all, of such Seller's Chancellor Shares, into such number of shares of Buyer Common Stock representing ten percent (10%) of the issued and outstanding shares of capital stock of the Buyer determined at the time of conversion on a fully-diluted basis.

     4.9.     Board  of Directors.  At the Closing, each Seller shall be elected
              -----  -- ---------
to the Board of Directors of the Buyer. Until the conclusion of the final Earn-Out Year, the Sellers shall be entitled at all times to have one of the Sellers remain as a member of the Board of Directors of the Buyer, unless the employment of both Sellers shall have been terminated for "Cause" under the Employment Agreements, in which case no Seller shall be entitled to so serve. In addition, the Buyer shall cause Brookings, for so long as she shall remain employed by the MRB, to be recommended to the Board of Directors of Chancellor (or Herring, for so long as he shall remain employed by MRB, in the event that Brookings is unable or unwilling to so serve), subject to election by Chancellor's stockholders (the outcome of which Brookings and Herring acknowledge the Buyer cannot control).

     5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers, jointly and severally, represent and warrant to the Buyer as follows:

     5.1.  Organization of the Company; Authority. Each Company is a corporation
           ------------ -- --- -------  ---------
duly organized, validly existing and in corporate good standing under the laws of its respective state of incorporation as set forth on Schedule 5.1(a) hereto.
                                                         -------- ------
Each Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, including those jurisdictions listed on Schedule 5.1(b) hereto. The Sellers
                                            ---------------
have delivered to the Buyer complete and correct copies of each Company's charter documents and By-laws and all amendments thereto. Each Company has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted.

     5.2.  Rights  to  Sell  Shares;  Approvals;  Binding  Effect.  Each  of the
           ------  --  ----  ------   ---------   -------  ------
Sellers has all requisite power and full legal right and authority to enter into this Agreement and the other Transaction Documents (as defined in Section 11 hereof) to which each is a party, and to perform all of such Seller's respective agreements and obligations thereunder, each in accordance with its respective terms. Each of the Sellers has all requisite power and full legal right and authority to sell to the Buyer all of the Shares held by such Seller. Each of the Transaction Documents to which the Sellers are parties has been duly executed and delivered by the Sellers, as applicable, and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers, as applicable, in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     5.3.  Subsidiaries.  No Company has any Subsidiaries (as defined in Section
           ------------
11 hereof), and no Company owns or holds, of record and/or beneficially, any shares of any class in the capital of any corporations. In addition, no Company owns or holds any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

     5.4.  Capitalization.  The  authorized  capital  stock of each Company, and
           --------------
the  issued  and  outstanding  shares of which, are as set forth on Schedule 5.4
                                                                    -------- ---
hereto. All of the Shares are owned of record and beneficially by the Sellers, and are validly issued and outstanding, fully paid and non-assessable. There are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of any Company.

     5.5.  Title to Shares.  The Sellers have, and as of the consummation of the
           ----- -- ------
Closing the Buyer will have, sole record and beneficial ownership to all of the Shares, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.

     5.6.  Non-Contravention.  The  execution and delivery of this Agreement and
           -----------------
the other Transaction Documents by the Sellers, and the consummation by the Sellers of the transactions contemplated hereby and thereby, will not (a) violate or conflict with any provision of the charter documents or By-laws of any Company, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of any Company pursuant to (i) any agreement or instrument to which the Seller or any Company is a party or by which any of their respective properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority applicable to the Sellers or any Company, or to which the Sellers or any Company are subject.

     5.7.   Consents;  Transferability of Licenses, Etc.  Except as set forth on
            --------   --------------- -- --------  ---
Schedule  5.7 hereto, no consent, approval or authorization of, or registration,
--------  ---
qualification or filing with, any governmental agency or authority or other Person (as defined in Section 11 hereof) is required for the execution and delivery by the Sellers of this Agreement or the other Transaction Documents to which they are party, or for the consummation by the Sellers of the transactions contemplated hereby or thereby. Each Company has and maintains, and the permits listed on Schedule 5.7 hereto include, all licenses, permits and other
            --------  ---
authorizations from all governmental authorities (collectively, the "Permits") as are necessary or desirable for the conduct of each Company's business. Except as expressly designated on Schedule 5.7 hereto, all of the Permits will
                                    -------- ---
remain in full force and effect after the sale of the Shares by the Sellers to the Buyer, and true and complete copies of such Permits have previously been delivered to the Buyer.

     5.8.  Financial  Statements.  The  Sellers  have  delivered  the  following
           ---------  ----------
financial statements (the "Financial Statements") to the Buyer, and there are attached as Schedule 5.8(i) hereto: (a) the audited balance sheets of each of
              -------- ------
MRB  and  Tomahawk  Virginia  as  of  December  31,  1997;  (b)
the compiled combined balance sheets of MRB, Tomahawk Virginia and Tomahawk Florida as of December 31, 1997; (c) the unaudited consolidated statements of income of MRB, Tomahawk Virginia and Tomahawk Florida for the fiscal year ended December 31, 1997; (d) the unaudited consolidated balance sheets of MRB, Tomahawk Virginia and Tomahawk Florida as of July 31, 1998, and the related statements of income of MRB, Tomahawk Virginia and Tomahawk Florida for the seven-month period then ended; (e) the unaudited consolidated balance sheets of MRB, Tomahawk Virginia and Tomahawk Florida as of November 30, 1998 (such balance sheets being referred to herein as the "November 1998 Balance Sheets"), and the related statements of income of MRB, Tomahawk Virginia and Tomahawk Florida for the 11-month period then ended; and (f) the unaudited balance sheet of Tomahawk Missouri as of November 30, 1998 (the financial statements in the foregoing clauses (d), (e) and (f) being referred to herein as the "Interim Financials"). Except as set forth on Schedule 5.8(ii) hereto, each of the
                                           --------  -------
Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of the Interim Financials, to the absence of footnotes and to year-end audit adjustments); each of such balance sheets contained therein fairly and accurately presents the financial condition of the Company as of its respective date in all material respects; and each such statements of income, retained earnings and cash flows contained therein fairly and accurately present the results of operations for the periods covered thereby.

     5.9.  Absence  of  Certain  Changes.  Except  as  set forth on Schedule 5.9
           -------  --  -------  -------                            -------- ---
hereto, since November 30, 1998: (a) each Company has carried on its business generally in the ordinary course consistent with past practice, and (b) there has not been (i) any change in the assets, liabilities, sales, income or business of any Company, or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse;
(ii) any acquisition or disposition by any Company of any asset or property other than in the ordinary course of business; (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of any Company;
(iv) any declaration, setting aside or payment of any dividend or any other distributions in respect of the Shares; (v) any issuance of any shares of the capital stock of any Company or any direct or indirect redemption, purchase or other acquisition of any of the Shares; (vi) any increase in the compensation, pension or other benefits payable or to become payable by any Company to any of its officers or employees, or any bonus payments or arrangements made to or with any of them (other than pursuant to the terms of any existing written agreement or plan of which the Buyer has been supplied complete and correct copies of);
(vii) any forgiveness or cancellation of any debt or claim by any Company or any waiver of any right of material value other than compromises of accounts receivable, debts or claims of any Company in the ordinary course of business;
(viii) any entry by any Company into any transaction other than in the ordinary course of business; (ix) any incurrence by any Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (x) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of any Company; or (xi) any discharge or satisfaction by any Company of any lien or encumbrance or payment by any Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in such Company's November 1998 Balance Sheet, and (B) current liabilities incurred since the date of such Company's November 1998 Balance Sheet in the ordinary course of business.

     5.10.  Litigation,  Etc.  Except  as  set forth on Schedule 5.10 hereto, no
            ----------   ---                            -------- ----
action, suit, proceeding or investigation is pending or threatened against any Company or the Sellers (nor is there any basis therefor actually known to the Sellers).

     5.11.  Conformity  to  Law.  Each  Company  has  complied  with,  and is in
            ----------  --  ---
compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to any Company or any of its properties (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance), and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which such Company is a party, or by which such Company or any of its properties is subject. Except as set forth on Schedule 5.11 hereto, no Company has committed, been charged
                    -------- ----
with, or been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of such Company or any of its properties.

     5.12.  Title to Property; Real PropertyLeases, etc.  Except as set forth on
            ----- -- --------  -------------------  ---
Schedule  5.12(a)  hereto,  each Company has good and marketable title to all of
--------  -------
its properties and assets, including, without limitation, all those reflected in its November 1998 Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business since November 30,
1998), all free and clear of all liens, pledges, charges, security interests, encumbrances or title retention agreements of any kind or nature. Except as hereinafter provided with respect to vehicles, all such properties and assets are in good condition and repair and are adequate and sufficient to carry on the business of each such Company as presently conducted; provided, however, that,
                                                        --------
except with respect to not more than twenty percent (20%) of all vehicles owned by the Companies, with respect to all remaining vehicles owned by the Companies, each such vehicle: is in "trade package" condition, without any glass damage; has no body damage in excess of $500; has tires with an average tread depth of at least 40%, which tires shall have matched treads; is in a condition to pass all applicable Federal and state safety inspections; and is mechanically and structurally sound and legal for operation on public roads. Schedule 5.12(b)
                                                                -------- -------
hereto sets forth a complete and correct list of all capital assets of each Company having a book or fair market value in excess of $1,000, and all real property owned or leased by each Company (the "Real Property"). There are no material defects in any such capital assets or Real Property, as to title or condition, not described on Schedule 5.12(b) hereto. None of the Sellers or any
                            -------- -------
Company has received any notice that either the whole or any portion of any Real Property is to be condemned, requisitioned or otherwise taken by any public authority. None of the Sellers or any Company has any actual knowledge of any public improvements that may result in special assessments against or otherwise affect any Real Property. Schedule 5.12(c) hereto sets forth a complete and
                              --------  -------
correct description of all leases of Real Property to which any Company is a party, and a complete legal description of all Real Property owned by each Company. Complete and correct copies of all such leases have been delivered to the Buyer. Each such lease is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder. The leasehold interests, if any, of each Company are subject to no lien or other encumbrance, and each Company is in quiet possession of the properties covered by such leases.

     5.13.  Environmental  Matters.
            -------------  -------

          (a)     Except  as  set  forth  on  Schedule  5.13(a)  hereto:
                                              --------  -------

               (i) no Company nor any operator of any real property presently or formerly owned, leased or operated by any Company is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");

               (ii) none of the Sellers or any Company has received notice from any third party, including, without limitation, any federal, state or local governmental authority, (A) that any Company or any predecessor in interest has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance, as defined by 42 U.S.C. 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws (hereinafter "Hazardous Substances") which any Company or any predecessor in interest has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that such Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that any Company or any predecessor in interest is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (iii) (A) no portion of any real property presently or formerly owned, leased or operated by any Company has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (B) in the course of any activities conducted by each Company or operators of any real property presently or formerly owned, leased or operated by such Company, no Hazardous Substances have been generated or are being used on such property except in accordance with applicable Environmental Laws; (C) all real property presently or formerly owned, leased or operated by each Company are free from contamination of every kind, including without limitation, groundwater, surface water, soil, sediment and air contamination, and such properties do not contain asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment containing polychlorinated biphenyls or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to the health and safety of the occupants of such properties or those adjacent thereto;
(D) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by any Company except in accordance with applicable Environmental Laws; (E) there have been no releases on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by any Company which, through soil or groundwater contamination, may have come to be located on such real property; and (F) in addition, any Hazardous Substances that have been generated on any real property presently or formerly owned, leased or operated by each Company have been transported offsite only by carriers having identification numbers issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Sellers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (iv) no real property presently or formerly owned, leased or operated by any Company is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     (b)     Attached  as  Schedule  5.13(b)  hereto is a list of all documents,
                           -----------------
reports, site assessments, data, communications or other materials, in each Company's and the Sellers' possession, custody or control, which contain any material information with respect to potential environmental liabilities associated with any real property presently or formerly owned, leased or operated by any Company or relating to compliance with Environmental Laws or the environmental condition of such properties and adjacent properties. The Sellers have furnished to the Buyer complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed  on  Schedule  5.13(b)  hereto.
            -----------------

     5.14.  Insurance.  Schedule  5.14  hereto  lists  all  policies  of  fire,
            ---------   --------  ----
liability, workmen's compensation, life, property and casualty and other insurance owned or held by each Company. All such policies of insurance are maintained with financially sound and reputable insurance companies, funds or underwriters and are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice. All such policies (a) are in full force and effect, (b) are sufficient for compliance by each Company with all requirements of law and all agreements to which such Company is a party, (c) provide that they will remain in full force and effect through the respective dates set forth in such Schedule and (d) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. No Company is in default with respect to its obligations under any of such insurance policies, and no company has received any written notification of cancellation of any such insurance policies.

     5.15.  Contracts.  Schedule  5.15 hereto sets forth a complete and accurate
            ---------   --------  ----
list of all contracts to which each Company is a party (excluding oral at will employment contracts with employees), or by or to which it or any of its assets or properties is bound or subject, except (a) contracts entered into in the ordinary course of business after the date hereof and prior to the Closing, which will be identified by the Sellers to the Buyer in writing prior to the Closing, (b) contracts terminable by any Company upon thirty (30) days' notice or less without the payment of any termination fee or penalty, and (c) contracts listed in other Schedules hereto. As used in this Section 5.15, the term
"contract" means and includes every agreement or understanding of any kind, written or oral, which is legally enforceable by or against each Company, and specifically includes: (i) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest; (ii) agreements with any labor union or association representing any employee; (iii) contracts and other agreements for the provision of services or products by such Company; (iv) bonds or other security agreements provided by any party in connection with the business of such
Company; (v) contracts and other agreements for the sale of any of such Company's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of such Company's assets or properties; (vi) joint venture agreements relating to the assets, properties or business of such Company or by or to which it or any of its assets or properties are bound or subject; (vii) contracts or other agreements under which such Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (viii) any contracts or other agreements with regard to outstanding Indebtedness; or (ix) any other contract or other agreement whether or not made in the ordinary course of business. The Sellers have delivered to the Buyer true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Each of the contracts listed on Schedule 5.15 hereto or any of the
                                              -------- ----
other Schedules hereto is in full force and effect, the particular Company party hereto is not in breach of any of the provisions of any such contract, nor, to the best knowledge of the Sellers, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. Each Company has in all material respects performed all obligations required to be performed by it to date under each such contract. No approval or consent of any Person is needed in order that the contracts listed on Schedule 5.15 hereto and other
                                                  -------- ----
Schedules hereto continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the particular Company thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     5.16.  Employees.  Schedule  5.16  hereto  sets  forth the name and current
            ---------   --------  ----
annual salary or hourly wage and other compensation payable by each Company (including, but not limited to, wages, salary, commissions, normal bonus, profit sharing, deferred compensation and other extra compensation) to each employee of such Company.

     5.17.  Employee  Benefit  Plans.
            --------  -------  -----

     (a)     Except  for  the arrangements set forth on Schedule 5.17(a) hereto,
                                                        -------- -------
no Company now maintains or contributes to, and no Company has in the current or preceding six (6) calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of such Company. Each of the arrangements set forth on Schedule 5.17(a) hereto is hereinafter referred to as an "Employee
           --------  -------
Benefit Plan," except that any such arrangement which is a multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections
5.17(d)(iv),  (vi)  and  (viii)  and  5.17(g)  below.

     (b) The Sellers have heretofore delivered to the Buyer true, correct and complete copies of each Employee Benefit Plan of each Company, and with respect to each such Employee Benefit Plan (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the six (6) preceding calendar years and (iii) the most recently received IRS determination letters and any governmental advisory opinions or rulings.

     (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms thereof and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), and applicable to such Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination.

     (d)     Except  as  set  forth  on  Schedule  5.17(d)  hereto:
                                         --------  -------

          (i) there is no pending or threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or, to the best knowledge of the Sellers, any fiduciary or service provider thereof and, to the best knowledge of the Sellers, there is no basis for any such legal action or proceeding;

          (ii) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by any Company or any Affiliate (as defined in Section 11 hereof) thereof (other than insurance premiums satisfied in due course);

          (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an affiliate of any Company, which is subject to Title IV of ERISA;

          (iv) no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction which could subject any Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or
Section  4975  of  the  Code;

          (v) no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

          (vi) no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA);

          (vii) no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing); and

          (viii) no Company has undertaken to maintain any Employee Benefit Plan for any period of time and each such Employee Benefit Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

     (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that each Company is required, under the terms of each such Employee Benefit Plan, to have paid as contributions to that Employee Benefit Plan as of the end of the most recently ended plan year of that Employee Benefit Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Employee Benefit Plan, exceeded the current value of all accrued benefits under that Employee Benefit Plan.

     (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant or employee of any Company, or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

     (g)     No  Employee  Benefit  Plan  is  a  multi-employer  plan.

     (h) For purposes of this Section 5.17, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means, as to any Company, any entity which under Section 414 of the Code is treated as a single employer with such Company.

     5.18.  Labor  Relations.  Except as set forth on Schedule 5.18 hereto, each
            -----  ---------                          -------- ----
Company is in full compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth on Schedule 5.18 hereto, there is no charge
                                        -------- ----
pending or threatened against any Company alleging unlawful discrimination in employment practices before any court or agency, and there is no charge of or proceeding with regard to any unfair labor practice against any Company pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or threatened against or involving any Company. No one has petitioned within the last five (5) years, and no one is now petitioning, for union representation of any of any Company's employees. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against any Company and no claim therefor has been asserted. None of the employees of any Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by such Company. Except as set forth on Schedule
                                                                        --------
5.18  hereto,  no Company has experienced any work stoppage during the last five
----
(5)  years.

     5.19.  Potential  Conflicts  of  Interest.  Except as set forth on Schedule
            ---------  ---------  --  --------                          --------
5.19  hereto,  no  officer,  director  or  stockholder  of any Company (a) owns,
----
directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of such Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which such Company is using or the use of which is necessary for the business of such Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, such Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

     5.20.  Trademarks;  Patents,  Etc.  Schedule  5.20  hereto  sets  forth  a
            ----------   -------   ---   --------  ----
complete and accurate list of (a) all patents, trademarks, trade names and copyrights registered in the name of each Company or used or proposed to be used by each Company, all applications therefor, and all licenses (as licensee or licensor) and other agreements relating thereto, and (b) all written agreements relating to other technology, know-how and processes which each Company is licensed or authorized by others to use or which each Company has licensed or authorized for use by others (other than retail shrink-wrap licenses for ordinary course computer software such as Microsoft Windows 95, Microsoft Office and the like). Except to the extent set forth in Schedule 5.20 hereto, each
                                                      -------- ----
Company owns or has the sole and exclusive right to use all patents, trademarks, trade names and copyrights, and has the right without restrictions to use all technology, know-how and processes, used or necessary for the ordinary course of business as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. No claims have been asserted, and no claims are pending, by any Person regarding the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any license or agreement, and there is no basis for such claim. To the best knowledge of the Sellers, the use by each Company of such patents, trademarks, trade names, copyrights, technology, know-how or processes in the ordinary course of business does not infringe on the rights of any Person.

     5.21.  Suppliers and Customers.  Schedule 5.21(a) hereto sets forth the ten
            --------- --- ---------   -------- -------
(10) largest suppliers and ten (10) largest customers of each Company as of the date hereof, in each case based on sales volume for the 1997 and 1998 fiscal years. The relationships of each Company with such suppliers and customers are good commercial working relationships and, except as set forth on Schedule
                                                                        --------
5.21(a)  hereto,  no supplier or customer of material importance to such Company
-------
has cancelled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with such Company, or has during the last twelve
(12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by such Company or its usage or purchase of the services or products of such Company except for normal cyclical changes related to customers' businesses. To the best knowledge of the Sellers, no such supplier or customer intends to cancel or otherwise substantially modify its relationship with any Company, or to decrease materially or limit its services, supplies or materials to such Company, or its usage or purchase of such Company's services or products, and to the best knowledge of the Sellers, the communication of the transactions contemplated hereby will not adversely affect the relationship of the Company with any such supplier or customer. Schedule 5.21(b) hereto sets
                                                    -------- -------
forth all agreements, written or oral, pursuant to which the Company is an exclusive supplier of services or products.

     5.22.  Accounts  Receivable.  Except  to  the  extent reflected or reserved
            --------  -----------
against in the November 1998 Balance Sheets or described on any Schedule hereto, all accounts and notes receivable reflected on the November 1998 Balance Sheets, and all accounts and notes receivable of the Companies arising subsequent to November 30, 1998, have arisen in the ordinary course of business, represent valid obligations owing to the applicable Company, and have been collected or will be collected in the aggregate recorded amounts thereof in accordance with their terms.

     5.23.  No  Undisclosed  Liabilities.  Except to the extent (a) reflected or
            --  -----------  -----------
reserved against in the November 1998 Balance Sheets, (b) incurred in the ordinary course of business after November 30, 1998 or (c) described on any Schedule hereto, no Company has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, as guarantor or otherwise with respect to obligations of others), other than performance obligations with respect to each Company's contracts that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles or in the footnotes thereto.

     5.24.  Taxes.  Each  Company has duly filed with the appropriate government
            -----
agencies all of the income, sales, use, employment and other tax returns and reports required to be filed by it. No waiver of any statute of limitations relating to taxes has been executed or given by any Company. All taxes, assessments, fees and other governmental charges upon each Company or upon any of its properties, assets, revenues, income and franchises which are owed by such Company with respect to any period ending on or before the Closing Date have been paid, other than those currently payable without penalty or interest. Each Company has withheld and paid all taxes required to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. No federal tax return of any Company is currently under audit by the IRS (as defined in Section 11 hereof), and no other tax return of any Company is currently under audit by any other taxing authority. The Sellers have not received any written notice that either the IRS or any other taxing authority is now asserting or threatening to assert against any Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith or any adjustment that would have a material adverse effect on such Company.

     5.25.  Indebtedness.  Except  for  Indebtedness  described  on  Schedule
            ------------                                             --------
5.25hereto, no Company has any Indebtedness outstanding as of the date hereof. Except as disclosed on Schedule 5.25 hereto, no Company is in default with
                           --------  ----
respect to any outstanding Indebtedness or any instrument relating thereto and no such Indebtedness, or any instrument or agreement relating thereto purports to limit the issuance of any securities by any Company or the operation of the business of any Company. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers and consents) relating to any Indebtedness of each Company described on Schedule 5.25 hereto
                                                            -------- ----
have  been  furnished  to  the  Buyer.

     5.26.     Illegal  Payments.  None of the Sellers or any officer, director,
               -------  --------
employee or consultant of any Company has at any time during the past five (5) years (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other persons charged with public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     5.27.  Bank Accounts; Signing Authority; Powers of Attorney.  Except as set
            ---- --------  ------- ---------  ------ -- --------
forth on Schedule 5.27 hereto, no Company has any account or safe deposit box in
         -------- ----
any bank and no Person has any power, whether singly or jointly, to sign any checks on behalf of any Company to withdraw any money or other property from any bank, brokerage or other account of any Company, or to act under any power of attorney granted by the Company at any time for any purpose. Schedule 5.27
                                                                   -------- ----
hereto also sets forth the names of all Persons authorized to borrow money or sign notes on behalf of each Company.

     5.28.  Minute  Books.  The  minute  books of each Company made available to
            ------  -----
the Buyer for inspection accurately record therein all actions taken by each such Company's Board of Directors and shareholders.

     5.29.  Brokers.  None  of the Sellers or any Company has retained, utilized
            -------
or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     5.30.     Securities Matters. Each Seller is an "accredited investor" under
               ------------------
Rule 501(a) of the Securities Act of 1933, as amended. Each Seller has received and reviewed copies of the following: (a) Chancellor's Annual Report on Form 10KSB for the fiscal year ended December 31, 1997; (b) Chancellor's Interim
Report on Form 10QSB for the fiscal quarter ended March 31, 1998; (c) Chancellor's Interim Report on Form 10QSB for the fiscal quarter ended June 30, 1998; (d) Chancellor's Interim Report on Form 10QSB for the fiscal quarter ended September 30, 1998; and (e) Chancellor's Proxy Statement dated April 9, 1998 furnished to its stockholders in connection with Chancellor's Annual Meeting of Stockholders held on May 15, 1998; all of the foregoing which Chancellor has filed with the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934. Each Seller and his or her representatives has had an adequate opportunity to ask questions and receive answers (and have asked such questions and received such answers to their satisfaction) from Chancellor and its officers concerning the business, operations and financial condition of Chancellor. Each Seller has received all materials and information regarding Chancellor which they have requested from Chancellor and its representatives. Each Seller is acquiring such Seller's Chancellor Shares for his or her own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and each Seller does not have any contract, undertaking, agreement or understanding, whether oral or written, with any third party to sell, transfer or grant participation in any Chancellor Shares to be acquired by such Seller in connection with the consummation of the transactions contemplated under this Agreement. Each Seller will not sell, assign, transfer, pledge or otherwise encumber (except pursuant to the terms of the Pledge Agreements) any of such Seller's Chancellor Shares for a period of one (1) year after the Closing Date.

     5.31.  Disclosure.  No  representation  or  warranty by the Sellers in this
            ----------
Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide the Buyer with proper and complete information as to the business, condition, operations and prospects of any Company. There is no fact which the Sellers have not disclosed to the Buyer in writing which materially adversely affects, or so far as any Seller can now foresee will materially adversely affect, the business or condition (financial or other) of each Company, or the ability of the Sellers to perform this Agreement or any of the transactions contemplated hereby.

     6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

     6.1.  Organization  of  Buyer;  Authority.  The Buyer is a corporation duly
           ------------  --  -----   ---------
organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out all of the actions required of it pursuant to the terms thereof.

     6.2.  Corporate  Approval;  Binding  Effect.  The  Buyer  has  obtained all
           ---------  --------   -------  ------
necessary authorizations and approvals from its Board of Directors required for the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which the Buyer is a party has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     6.3.  Non-Contravention.  The  execution  and delivery by the Buyer of this
           -----------------
Agreement and the other Transaction Documents to which it is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not (a) violate or conflict with any provisions of the Certificate of Incorporation or By-laws of the Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority applicable to the Buyer, or to which the Buyer is subject.

     6.4.   Consents.  No  consent,  approval  or  authorization  of,  or
            --------
registration, qualification or filing with, any governmental agency or authority or other Person is required for the execution and delivery by the Buyer of this Agreement and the other Transaction Documents to which it is a party, or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

     6.5.  Brokers.  The Buyer has not retained, utilized or been represented by
           -------
any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     7. CONDUCT OF BUSINESS BY THE COMPANIES PENDING CLOSING. INTENTIONALLY DELETED.

     8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer, or waived by Buyer's consummating the Closing notwithstanding the failure of the Sellers to satisfy at or prior to Closing all such conditions precedent):

     8.1.  Representations  and  Warranties True at Closing. The representations
           ---------------  ---  ---------- ---- -- -------
and warranties made by the Sellers in or pursuant to this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

     8.2.  Compliance  with  Agreement.  The  Sellers  shall  have performed and
           ----------  ----  ---------
complied with all of their obligations under this Agreement to be performed or complied with by them on or prior to the Closing Date.

     8.3.  Closing  Certificate.  The  Sellers shall have delivered to the Buyer
           -------  -----------
in writing, at and as of the Closing, a certificate duly executed by each of the Sellers, in form and substance reasonably satisfactory to the Buyer and the Buyer's counsel, certifying that the conditions in each of Sections 8.1 and 8.2 hereof have been satisfied.

     8.4.  No Material Change.  Between November 30, 1998 and the Closing, there
           -- -------- ------
shall not have been or threatened to be, any material damage to or loss or destruction of any properties or assets owned or leased by any Company (whether or not covered by insurance) or any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of any Company, or the imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of any Company.

     8.5.  Opinion  of  Counsel.  Wilson,  Brock  &  Irby,  LLC,  counsel to the
           -------  --  -------
Sellers and the Companies, shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit G hereto.
-------  -

     8.6.  Board Approvals.  The respective Boards of Directors of the Buyer and
           ----- ---------
Chancellor shall have approved the transactions contemplated by this Agreement and the other Transaction Documents.

     8.7.  No  Litigation.  No restraining order or injunction shall prevent the
           --  ----------
transactions contemplated by this Agreement, and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.8.  Due  Diligence.  The  Buyer  shall  have  completed  a  due diligence
           ---  ---------
investigation, satisfactory to the Buyer in its sole discretion, of each Company's business, assets and liabilities.

     8.9.  Environmental  Report.  The Buyer shall have obtained, at the Buyer's
           -------------  ------
cost and expense, reports, in form and substance satisfactory to it in its sole discretion, of an environmental engineering firm satisfactory to the Buyer, as to compliance of the Real Property, including without limitation, the Conley Real Estate, with all applicable environmental statutes, rules and regulations, including without limitation, the absence of any Hazardous Materials on such Real Property.

     8.10.  Regulatory  and Other Consents.  The Sellers shall have obtained all
            ----------  --- ----- --------
necessary governmental consents and approvals required with respect to the consummation of the transactions contemplated under this Agreement and the other Transaction Documents, in order to so consummate said transactions, and all consents and approvals to the consummation of the transactions contemplated under this Agreement and the other Transaction Documents by each Person to any contract, commitment or other obligation of any Company under which said transactions would constitute a default, would accelerate obligations of any Company or would permit cancellation of any such contract or commitment.

     8.11.  Resignations  of Directors and Officers.  The officers and directors
            ------------  -- --------- --- --------
of  each  Company  set  forth  on Schedule 8.11 hereto shall have resigned their
                                  -------- ----
positions with each such Company, on the Closing Date, and on such date shall have executed such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, etc., as the Buyer shall reasonably request.

     8.12.  Capital  Contribution  and  Letter of Credit.  Chancellor shall have
            -------  ------------  ---  ------ -- ------
simultaneously with the Closing (a) contributed $1,500,000 to the capital of the Buyer (the "Capital Contribution"), and (b) caused a letter of credit in the face amount of $2,000,000 to be issued in favor of the Buyer (the "Letter of Credit").

     9. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS. The obligation of the Sellers to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Sellers, or waived by the Sellers' consummating the Closing notwithstanding the failure of the Buyer to satisfy at or prior to Closing all such conditions precedent):

     9.1.  Representations  and  Warranties True at Closing. The representations
           ---------------  ---  ---------- ---- -- -------
and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

     9.2.  Compliance  with  Agreement.  The  Buyer  shall  have  performed  and
           ----------  ----  ---------
complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

     9.3.  Closing  Certificate.  The  Buyer shall have delivered to the Sellers
           -------  -----------
in writing, at and as of the Closing, a certificate duly executed by the President of the Buyer, in form and substance satisfactory to the Sellers and their counsel, to the effect that the conditions in each of Sections 9.1 and 9.2 hereof have been satisfied.

     9.4.  Opinion  of  Counsel.  Bingham  Dana LLP, counsel to the Buyer, shall
           -------  --  -------
have delivered to the Sellers a written opinion, dated the Closing Date and addressed to the Sellers, substantially in the form of Exhibit H hereto.
                                                               ------- -

     9.5.   No Litigation.  No restraining order or injunction shall prevent the
           --- ----------
transactions contemplated by this Agreement, and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     9.6.     Regulatory  and Other Consents.  The Buyer shall have obtained all
              ----------  --- ----- --------
necessary governmental consents and approvals required with respect to the consummation of the transactions contemplated under this Agreement and the other Transaction Documents, in order to so consummate said transactions, and all consents and approvals to the consummation of the transactions contemplated under this Agreement and the other Transaction Documents by each

Person to any contract, commitment or other obligation of the Buyer under which said transactions would constitute a default, would accelerate obligations of the Buyer or would permit cancellation of any such contract or commitment.

     9.7.  Capital  Contribution  and  Letter  of Credit.  Chancellor shall have
           -------  ------------  ---  ------  -- ------
simultaneously  with  the  Closing (a) consummated the Capital Contribution, and
(b)  caused  the  Letter  of  Credit  to  be  issued.

     10.  CERTAIN  COVENANTS.

     10.1.  Confidential  Information.  The Sellers and the Buyer agree that any
            ------------  -----------
and all information disclosed by the Buyer to the Sellers or by the Sellers to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, or disclosed by either the Sellers or the Buyer in connection with any of the transactions contemplated hereby, which information is of a proprietary nature, or was not already publicly available or known to the Sellers or to the Buyer, as the case may be, shall remain confidential to the Sellers and the Buyer and their respective directors, officers, employees, agents, representatives and lenders (collectively, "Related Parties"), until the Closing Date. If the Closing does not take place for any reason, each of the Sellers and the Buyer agrees that such Person will not, and will use best efforts to cause such Person's Related Parties to not, further divulge or disclose or use for such Person's benefit or purposes any such information at any time in the future unless it has otherwise become public. The information intended to be protected hereby shall include, but not be limited to, financial information, customers, sales representatives, and any other nonpublicly available information having an economic or pecuniary benefit to the Buyer or the Sellers, respectively. Notwithstanding anything to the contrary set forth in this Section 10.1, nothing herein shall prohibit any disclosure under Section 14.12 hereof in strict accordance with the terms thereof.

     10.2.  Non-Competition  and  Non-Solicitation.  Each  of the Sellers agrees
            ---------------  ---  ----------------
that for a period from the Closing Date until the fifth anniversary of the Closing Date, such Seller and such Seller's Affiliates shall not, without the prior written consent of the Buyer, (a) engage anywhere in the United States, directly or indirectly, alone or as a shareholder (other than as a holder of less than 3% of the capital stock of any publicly traded corporation), member, partner, manager, officer, director, employee or consultant, in any business that is engaged or becomes engaged in the business of the Companies as existing on the Closing Date, (b) divert or attempt to divert to any competitor of the Companies or any Affiliate of any such competitor, any customer or client, or any prospective customer or client, of the Companies, or (c) solicit or encourage, or attempt to solicit or encourage, any employee of the Companies to leave its employ for employment by or with either Seller or such Seller's Affiliates, or any competitor of the Companies or any of any such competitor's
Affiliates. If at any time the provisions of this Section 10.2 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10.2 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Sellers agree that this Section 10.2 as so amended shall be valid and binding as though any invalid or unenforceable provisions had not been included therein. Notwithstanding anything to the contrary set forth in this Section 10.2, in the event that any Earn-Out Payment due and owing to either Seller is not paid when due in accordance with Section 3 hereof, and continues unpaid after written notice thereof has been furnished from such Seller to the Buyer and a fifteen (15) day period to remedy same has expired, then the non-competition covenants set forth in this Section 10.2 shall terminate as to such Seller as of the end of such fifteen (15) day period.

     10.3.     Equitable  Remedies.  It is recognized by the parties hereto that
               ---------  --------
damages  for  breaches of covenants of the nature contained in Sections 10.1 and
10.2 are difficult, if not impossible, to ascertain. Accordingly, it is agreed that the covenants set forth in Sections 10.1 and 10.2 may be enforceable by any party hereto by injunction, specific performance and/or equitable relief, in addition to any other remedies available to such party at law or in equity.

     10.4.     Line  of  Credit.  The  Buyer shall use its reasonable commercial
               ----  --  ------
efforts to obtain from one or more lenders, within six (6) months after the Closing Date, and shall provide for MRB's use, a warehouse inventory line of credit in an amount not less than $20,000,000 on terms and conditions satisfactory to the Buyer and Chancellor.

     11. DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

     "Adjusted  Pre-Tax  Earnings":  As  of  any  measuring period, the combined
      --------  -------  --------
pre-tax earnings of the Companies during such period, determined in accordance with generally accepted accounting principles consistently applied; provided,
                                                                       --------
that in determining such after-tax earnings, (a) an allocable portion determined in good faith by the Chancellor Board of Directors based upon a fair and reasonable standard which reflects the Companies' share of Chancellor's overhead, including, without limitation, costs associated with benefits administration, management information systems maintenance and upgrade, and costs and expenses reasonably incurred by Chancellor's SEC, investor relations and M&A departments, and other costs and expenses which are reasonably incurred by Chancellor to benefit all of Chancellor's subsidiaries and affiliates, shall be allocated as expenses of the Companies, and (b) any of such costs and expenses attributable solely and directly to any Company shall be charged as expenses of such Company. Notwithstanding anything to the contrary set forth herein, in no event shall the Companies' allocable portion of Chancellor's overhead under clause (a) above exceed $50,000 in the aggregate per month.

     "Affiliate".  As  applied  to  any  specified  Person,  any  other  Person
      ---------
controlling,  controlled by or under common control with, such specified Person.

     "Buyer  IPO":  The initial public offering of the Buyer Common Stock or the
      -----  ---
MRB  Common  Stock,  as  the  case  may  be.

     "Indebtedness":  As  applied  to  any  Person, (a) all indebtedness of such
      ------------
Person  for  borrowed money, whether current or funded, or secured or unsecured,
(b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "IRS":  The  United  States  Internal  Revenue  Service.
      ---

     "Person":  A  corporation,  an  association, a limited liability company, a
      ------
partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Subsidiary":  With  respect  to any Person, any corporation a majority (by
      ----------
number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Transaction  Documents":  This  Agreement,  the  Seller Closing Notes, the
      -----------  ---------
Seller Post-Closing Notes, the Pledge Agreements, the Employment Agreements, and the Lease.

     12.     INDEMNIFICATION.

     12.1.     Indemnity  by  the  Sellers.  Subject to the time limitations set
               ---------------------------
forth in Section 12.5 hereof, the Sellers, jointly and severally, agree to indemnify and hold the Buyer and each Company (and their respective directors, officers, employees and Affiliates) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation, the fees and disbursements of counsel reasonably and actually incurred (collectively, the "Losses") suffered or incurred by the Buyer and/or any Company, related to or arising, directly or indirectly, out of or with respect to (a) any failure or any breach by the Sellers of any representation or warranty, covenant, obligation or undertaking made by the Sellers in or pursuant to this Agreement or any other Transaction Document, any Schedule or Exhibit hereto, or any other statement, certificate or other instrument delivered pursuant hereto or in connection herewith, and (b) any of the litigation disclosed on Schedule 5.10 hereto, subject to the provisions of Section 13
               --------  ----
hereof;  provided,  that  no  Person  entitled to indemnification by the Sellers
         --------
under this Section 12.1 shall be entitled to seek such indemnification until the Losses suffered by all such Persons, in the aggregate, equal at least $50,000, after which the Sellers shall be obligated to indemnify all such Persons in full for all Losses suffered thereby, excluding however such initial $50,000 of Losses; provided, further, that this limitation shall not apply to any Losses
         --------
suffered by such Persons on account of the matters set forth in clause (b) above.

     12.2.  Indemnity  by  the Buyer.  Subject to the time limitations set forth
            ------------------------
in Section 12.5 hereof, the Buyer agrees to indemnify and hold the Sellers harmless from and with respect to any and all Losses suffered or incurred by any Seller related to or arising from, directly or indirectly, any failure or any breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in or pursuant to this Agreement or any other Transaction Document, any Schedule or Exhibit hereto, or any other statement, certificate or other instrument delivered pursuant hereto or in connection herewith; provided, that no Person entitled to indemnification by the Buyer
           --------
under this Section 12.2 shall be entitled to seek such indemnification until the Losses suffered by all such Persons, in the aggregate, equal at least $50,000, after which the Buyer shall be obligated to indemnify all such Persons in full for all Losses suffered thereby, excluding however such initial $50,000 of Losses.

     12.3.     Claims.
               ------

     (a)     Notice.  Any  party  seeking  indemnification  hereunder  (the
             ------
"Indemnified Party") shall promptly notify the other party hereto (the "Indemnifying Party") of any action, suit, proceeding, demand or breach (a "Claim") with respect to which the Indemnified Party claims indemnification hereunder; provided, that the failure of the Indemnified Party to give such
            --------
notice  shall  not  relieve the Indemnifying Party of its obligations under this
Section 12 except to the extent, if at all, that such Indemnifying Party shall have been materially and adversely prejudiced thereby.

     (b)     Third  Party  Claims.  If  such  Claim relates to any action, suit,
             -----  -----  ------
proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall promptly notify the Indemnifying Party of such Third Party Claim and the Indemnified Party's claim of indemnification with respect thereto. Within thirty (30) days after receipt of such notice from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim by delivering a notice to the Indemnified Party, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim, if and only if the following conditions are satisfied:

     (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and

     (ii) such Third Party Claim involves only money damages and does not seek an injunction or other equitable relief and any settlement thereof releases the Indemnified Party from any further liability with respect thereto.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. If the Indemnifying Party fails to notify the Indemnified Party of its election to assume the defense within thirty
(30) days after its receipt of notice of a particular matter from the Indemnified Party, the Indemnified Party shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnifying Party.

     12.4.     Method  and  Manner of Paying Claims.  In the event of any Claims
               ------------------------------------
under this Section 12, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such Claim. Any amount owed by an Indemnifying Party hereunder with respect to any Claim (the "Claim Amount") may be set-off by the Indemnified Party against any amounts owed by the Indemnified Party to any Indemnifying Party, including; provided, however, that with respect to any such
                                --------
Claim Amount owed by the Sellers to the Buyer, such Claim Amount shall be satisfied in the following manner and order of priority: first, by deducting the Claim Amount against any Earn-Out Payments then owing by the Buyer to the Sellers at the time any such Claim Amount is owed to the Buyer; second, to the extent any such available Earn-Out Payments are insufficient to pay such Claim Amount, by the Sellers forfeiting to Chancellor such number of Chancellor Shares determined by dividing (a) the amount of the unsatisfied Claim Amount, by (b) the closing price of the Common Stock on the day immediately preceding the day the Claim giving rise to such

Claim Amount becomes final and agreed upon; and third, to the extent any such Chancellor Shares are insufficient to pay the amount of the unsatisfied Claim Amount, by the Sellers paying the Buyer the amount of such remaining unsatisfied Claim Amount in cash or immediately available funds.

     12.5.  Limitations  on  Indemnification.  No  Indemnifying  Party  shall be
            -----------  --  ---------------
liable for any Losses pursuant to this Section 12 unless a written claim for indemnification in accordance with this Section 12 is given by the Indemnified Party to the Indemnifying Party with respect thereto within eighteen months (18) after the Closing Date, except that this time limitation shall not apply to any Losses related to or arising directly or indirectly out of any (i) breaches by the Sellers of the representations and warranties set forth in Sections 5.2, 5.4, 5.5, 5.13, 5.24 and 5.29 hereof, (ii) breaches by the Sellers of the provisions of Section 10 hereof, (iii) breaches by the Buyer of the representation and warranty set forth in Section 6.5 hereof, and (iv) claim by the Buyer under Section 12.1(b) hereof, as to which in each case the applicable statute of limitations shall apply.

     12.6.  Survival of Representations and Warranties.  The representations and
            -------- -- --------------- --- ----------
warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any investigation by the Buyer or the Sellers, shall be deemed to have been relied on by the Buyer and the Sellers, as the case may be, and shall survive the Closing, and the consummation of the transactions contemplated hereby. Each representation and warranty made by the Sellers or the Buyer in this Agreement shall expire on the last day, if any, that Claims for breaches of such representation or warranty may be made pursuant to Section 12.5 hereof, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to
Section  12.

     13. AGREEMENT REGARDING LITIGATION. In the event that MRB recovers any amounts in respect of the litigation disclosed on Schedule 5.10 hereto, the
                                                       -------- ----
Buyer shall cause MRB to promptly remit to the Sellers the full amount of any such recovery, after deducting the amount of any costs and expenses, including attorney's fees and expenses, incurred by MRB in respect thereof.

     14.  GENERAL.

     14.1.  Expenses.  The  Sellers  shall  pay  all  transfer  and  sales taxes
            --------
payable  in  connection  with  the  sale  of  the  Shares.  All  expenses of the preparation,  execution  and  consummation  of  this  Agreement  and  of  the transactions contemplated hereby, including without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses; provided, however, that MRB shall be permitted to
                               --------  -------
pay  up  to  $37,500  of  such  fees  and  expenses  incurred  by  the  Sellers.

     14.2.  Notices.  All  notices,  requests,  demands  or other communications
            -------
required or permitted to be given hereunder shall be in writing and shall be addressed and delivered by hand delivery, or by certified mail, return receipt requested, or by overnight or local commercial courier, to each party at the address set forth below:

     Any such notice shall be effective upon receipt or actual delivery. Rejection or other refusal to accept or inability to deliver because of a change of address as to which proper notice was not furnished shall be deemed to be receipt of the notice, request, demand or other communication.

     If  to  the  Sellers,  to:

          M.  Rea  Brookings
          1285  Iris  Lake  Road
          McDonough,  Georgia  30252

          David  F.  Herring
          707  Lexington  Avenue
          Jonesboro,  Georgia  30236

     with  a  copy  sent  contemporaneously  to:

          Frank  L.  Wilson,  III,  Esq.
          Wilson,  Brock  &  Irby,  LLC
          Overlook  I,  Suite  700
          2849  Paces  Ferry  Road
          Atlanta,  Georgia  30339

     If  to  the  Buyer,  to:

          Chancellor  Asset  Management,  Inc.
          c/o  Chancellor  Corporation
          210  South  Street,  10th  Floor
          Boston,  Massachusetts  02111
          Attention:  Peter  J.  Mullen,  Clerk

     with  a  copy  sent  contemporaneously  to:

          Victor  J.  Paci,  Esq.
          Bingham  Dana  LLP
          150  Federal  Street
          Boston,  Massachusetts  02110

or such other address as such party shall designate by written notice to the other parties hereto in accordance with the terms hereof. Legal counsel for the Sellers and the Companies on the one hand, and the Buyer on the other hand, shall be permitted to send to the other parties any notices, requests, demands or other communications required or permitted to be given hereunder by such party.

     14.3.  Entire  Agreement.  This Agreement contains the entire understanding
            ------  ---------
of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, including, without limitation, any management agreements or arrangements between the parties, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     14.4.  Governing  Law.  The  validity  and  construction  of this Agreement
            ---------  ---
shall be governed and construed and enforced in accordance with the internal laws (and not the choice-of-law rules) of the State of Delaware.

     14.5.  Sections  and  Section  Headings.  The  headings  of  sections  and
            --------  ---  -------  --------
subsections are for reference only and shall not limit or control the meaning thereof.

     14.6.  Assigns.  This  Agreement  shall  be  binding  upon and inure to the
            -------
benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto, which may be withheld in the sole discretion of such party; provided, however, that nothing contained in
                                    --------  -------
this  Section  14.6  shall prevent the Buyer, without the consent of the Sellers
(a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with, Chancellor, or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses (a) or (b) shall relieve the Buyer of its obligation under this Agreement.

     14.7.  Severability.  In  the  event that any covenant, condition, or other
            ------------
provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

     14.8.  Further Assurances.  The parties agree to take such reasonable steps
            ------- ----------
and execute such other and further instruments, agreements and documents as may be necessary or appropriate and which are reasonably requested to cause the terms and conditions contained herein to be carried into effect.

     14.9.  No  Implied  Rights  or  Remedies.  Except  as  otherwise  expressly
            --  -------  ------  --  --------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, other than the Sellers and the Buyer and their respective shareholders, if any, any rights or remedies under or by reason of this Agreement.

     14.10.  Counterparts.  This  Agreement  may  be  executed  in  multiple
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.11.  Satisfaction  of  Conditions  Precedent.  The Sellers and the Buyer
             ------------  --  ----------  ---------
will use their best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that nothing contained
                                       --------  -------
in this Section 14.11 shall obligate either party hereto to waive any right or condition under this Agreement.

     14.12.  Public Statements or Releases.  Except as otherwise required by law
             ------ ---------- -- --------
and in the case of the Buyer's prior issuance of a press release disclosing the parties entering into of a letter of intent for the purchase and sale of Shares, each of the parties hereto agrees that prior to the consummation of the Closing, no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this
Agreement or the transactions contemplated hereby or any negotiations or discussions related thereto or hereto, without first obtaining the consent of the other parties hereto. Nothing contained in this Section 14.12 shall prevent any party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations; provided,
                                                              --------
that the party seeking to make such disclosures shall provide written notice to the other parties to this Agreement immediately upon the knowledge thereof.

     15.     NON-BINDING  MEDIATION.     If  a  dispute  (a  "Dispute")  arises
between the Buyer and either or both of the Sellers under this Agreement which is not resolved within ten (10) days, the Dispute shall, within thirty (30) days after notice from either the Buyer or a Seller, be submitted to mediation before any such party proceeds with any other rights or remedies to which any such party may be entitled. The mediation shall be conducted through any mutually agreeable commercial mediation and arbitration service, which shall appoint a mediator (a "Mediator") to mediate the Dispute. If no commercial mediation and arbitration service is mutually agreeable to the parties, the Mediator shall be appointed by the American Arbitration Association in Boston, Massachusetts in accordance with its Commercial Arbitration Rules. The parties shall meet with the Mediator and present their evidence and arguments at such time and at such place in Boston, Massachusetts as shall be directed by the Mediator which, in any event, shall be as soon as reasonably practicable following submission of the Dispute to mediation. The Mediator shall be requested to provide a written decision to the parties within ten (10) days following the conclusion of presentation of evidence and arguments. The fees and expenses of the Mediator shall be borne equally by the Buyer on the one hand, and either or both of Sellers on the other hand. The decision of the Mediator will be considered in good faith by the parties before proceeding with any further dispute resolution, but such decision will not be binding and will not be admissible as evidence in any judicial or other proceeding.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date first above written.

                              BUYER:
                              ------

                              CHANCELLOR  ASSET  MANAGEMENT, INC.


                              By: /s/  Franklyn  E.  Churchill
                                  ----------------------------
                                  Franklyn  E.  Churchill
                                  President


                              SELLERS:
                              --------

                                  /s/  M.  Rea  Brookings
                                  ----------------------------
                                  M.  Rea  Brookings

                                  /s/  David  F.  Herring
                                  ----------------------------
                                  David  F.  Herring